    As filed with the Securities and Exchange Commission on August 30, 1996
                                                       Registration No. 33-02579
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                         Post-Effective Amendment No. 1
                                       to
                                    Form S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------


                         SunGard/(R)/ Data Systems Inc.

             (Exact name of registrant as specified in its charter)


   Delaware                    1285 Drummers Lane,               51-0267091
(State or other             Wayne, Pennsylvania 19087         (I.R.S. Employer
jurisdiction of                  (610) 341-8700             Identification No.)
incorporation or
organization)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                          Lawrence A. Gross, Esquire
                      Vice President And General Counsel
                           SunGard Data Systems Inc.
                 1285 Drummers Lane, Wayne, Pennsylvania 19087
                                (610) 341-8700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                         ------------------------------
                                  Copies To:
                           Francis E. Dehel, Esquire
                        Blank, Rome, Comisky & Mccauley
                               Four Penn Center
                       Philadelphia, Pennsylvania 19103
                         ------------------------------


  The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

  On April 16, 1996, SunGard Data Systems Inc., a Delaware corporation ("SunGard"), filed Registration Statement No. 33-02579 on Form S-3 (the "Registration Statement") to register 330,718 shares (the "Shares") of common stock, $.01 par value per share, of SunGard (the "Common Stock") owned by the selling stockholders listed on Page 3 of the Prospectus (the "Selling Stockholders"). The Prospectus informed the Selling Stockholders that they would be permitted to sell the Shares while the Registration Statement was in effect.

  On April 29, 1996, the Registration Statement became effective. Since the effective date, certain Selling Stockholders have sold Shares; however, some Selling Stockholders did not sell all of their Shares.

  Accordingly, SunGard hereby deregisters a total of 16,560 shares of Common Stock, comprised of the Shares not sold by the Selling Stockholders during the effective period.

                       SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                                  SunGard Data Systems Inc.

Date:  August 30, 1996            By: /s/ Lawrence A. Gross
                                      ------------------------------------
                                              Lawrence A. Gross,
                                      Vice President and General Counsel,
                                                 Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                        Capacity                  Date
           ---------                        --------                  ----

               *                 Chief Executive Officer,        August 30, 1996
- -------------------------------  President, and Chairman
         James L. Mann           of the Board of Directors
                                 (principal executive officer)

    /s/ Michael J. Ruane
- -------------------------------  Chief Financial Officer and     August 30, 1996
        Michael J. Ruane         Vice President-Finance
                                 (principal financial officer)
  /s/ Andrew P. Bronstein
- -------------------------------  Vice President and Controller   August 30, 1996
      Andrew P. Bronstein        (principal accounting officer)

               *                 Director                        August 30, 1996
- -------------------------------
      Gregory S. Bentley

               *                 Director                        August 30, 1996
- -------------------------------
       Michael C. Brooks

               *                 Director                        August 30, 1996
- -------------------------------
      Albert A. Eisenstat

               *                 Director                        August 30, 1996
- -------------------------------
       Bernard Goldstein

               *                 Director                        August 30, 1996
- -------------------------------
         Michael Roth

               *                 Director                        August 30, 1996
- -------------------------------
      Malcolm I. Ruddock

               *                 Director                        August 30, 1996
- -------------------------------
    Lawrence J. Schoenberg

*By: /s/ Michael J. Ruane
    ------------------------
    Michael J. Ruane, Attorney-in-fact